Exhibit 21.1

List of Wholly-Owned Subsidiaries American Apparel
as of December 31, 2012

Investment In	Location	Owned By	Percentage Ownership
American Apparel (USA), LLC	California, USA	American Apparel, Inc.	100%
American Apparel Canada Retail Inc.	Canada	American Apparel, Inc.	100%
American Apparel Canada Wholesale Inc.	Canada	American Apparel, Inc.	100%
American Apparel Retail, Inc.	California, USA	American Apparel (USA), LLC	100%
KCL Knitting, LLC	California, USA	American Apparel (USA), LLC	100%
American Apparel Dyeing and Finishing, Inc.	California, USA	American Apparel (USA), LLC	100%
Fresh Air Freight, Inc.	California, USA	American Apparel (USA), LLC	100%
American Apparel Deutschland GmbH	Germany	American Apparel (USA), LLC	100%
American Apparel (Carnaby) Limited	United Kingdom	American Apparel (USA), LLC	100%
American Apparel (UK) Limited	United Kingdom	American Apparel (USA), LLC	100%
American Apparel Australia Pty Ltd.	Australia	American Apparel Retail, Inc.	100%
American Apparel do Brasil Comercio de Roupas Ltda.	Brazil	American Apparel Retail, Inc.	99%
		American Apparel (USA), LLC	1%
American Apparel New Zealand Limited	New Zealand	American Apparel Retail, Inc.	100%
American Apparel Mexico, S. de R.L. de C.V.	Mexico	American Apparel Retail, Inc.	50%
		American Apparel (USA), LLC	50%
American Apparel Mexico Labor, S. de R.L. de C.V.	Mexico	American Apparel Retail, Inc.	50%
		American Apparel (USA), LLC	50%
American Apparel Retail (Israel), Ltd.	Israel	American Apparel Retail, Inc.	100%
American Apparel Japan Y.K.	Japan	American Apparel Retail, Inc.	100%
American Apparel Korea Co., Ltd.	Korea	American Apparel Retail, Inc.	100%

Investment In	Location	Owned By	Percentage Ownership
American Apparel Ireland Limited	Ireland	American Apparel Retail, Inc.	100%
American Apparel Hong Kong	China	American Apparel Retail, Inc.	100%
American Apparel Shanghai China Ltd	China	American Apparel Retail, Inc.	100%
American Apparel (Beijing) Trading Company, Ltd.	China	American Apparel Retail, Inc.	100%
American Apparel Italia SRL	Italy	American Apparel Deutschland GmbH	100%
American Apparel Spain, S.L.	Spain	American Apparel Deutschland GmbH	100%
All our direct and indirect subsidiaries of are wholly owned by their respective parent companies.